UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

DivX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Effective June 26, 2008, the Board of Directors (the “Board”) of DivX, Inc. (the “Company”) appointed James Brailean, Ph.D., to serve as a member of the Board. Dr. Brailean joins as a Class I director, such class of directors to be nominated for election at the 2010 annual stockholders’ meeting. The Company is not aware of any transaction with Dr. Brailean requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s non-employee director compensation plan (the “Plan”) adopted by the Board in October 2007, Dr. Brailean will receive an option to purchase 30,000 shares of the Company’s common stock in connection with his appointment to serve on the Board. Under the Plan, he will also receive an annual option grant for 15,000 shares of the Company’s common stock. Dr. Brailean will also receive compensation under the Plan in the amount of $25,000 per year for services as a member of the Board, $1,500 for attendance at each in-person Board meeting and $750 for attendance at each telephonic Board meeting. At this time the Board has not determined the committee(s) of the Board to which Dr. Brailean may be named.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the appointment of Dr. Brailean to the Board is included herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release of DivX, Inc. dated July 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVX, INC.

Dated: July 1, 2008	By:	/s/ Kevin Hell
	Name:	Kevin Hell
	Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release of DivX, Inc. dated July 1, 2008.